Exhibit 99.1

Bovie Medical Prices Public Offerings of Common Stock

CLEARWATER, FL – November 10, 2016 – Bovie Medical Corporation (NYSEMKT:BVX) (the “Company”), a maker of medical devices and supplies and the developer of J-Plasma®, a patented new surgical product, announced today the pricing of its previously announced underwritten public offerings of 3,000,000 shares of its common stock at a public offering price of $4.00 per share. Bovie Medical is offering 1,500,000 shares and certain selling stockholders are offering 1,500,000 shares of common stock. In connection with the offerings, Bovie Medical and the selling stockholders have granted the underwriter a 30-day option to purchase up to an additional 450,000 shares of common stock to cover over-allotments, if any.

Cumulative gross proceeds of the offerings, excluding the proceeds from any over-allotments, are expected to be $12.0 million, of which the gross proceeds to Bovie Medical are expected to be $6.0 million. Bovie Medical will use its proceeds from the offering to expand its sales and marketing activities, to expand its research and development efforts, to conduct clinical trials, and for general corporate purposes and working capital. The offering is subject to customary closing conditions and is expected to close on November 15, 2016.

Piper Jaffray is acting as sole manager of the offerings.

The offerings were made pursuant to shelf registration statements previously filed with the Securities and Exchange Commission (the “SEC”), which the SEC declared effective. A preliminary prospectus supplement has been filed with the SEC for each of the offerings and a final prospectus supplement relating to each offering will be filed with the SEC. Copies of the final prospectus supplement and accompanying prospectus relating to these securities may be obtained, when available, by contacting Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402 or by telephone at 800-747-3924 or by email at prospectus@pjc.com.

This press release is for informational purposes only and shall not constitute an offer to sell or a solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Bovie Medical Corporation

Bovie Medical Corporation is a leading maker of medical devices and supplies as well as the developer of J-Plasma®, a patented new plasma-based surgical product for cutting and coagulation. J-Plasma® utilizes a helium ionization process to produce a stable, focused beam of ionized gas that provides surgeons with greater precision, minimal invasiveness and an absence of conductive currents through the patient during surgery. Bovie Medical Corporation is also a leader in the manufacture of a range of electrosurgical products and technologies, marketed through both private labels and the Company’s own well-respected brands (Bovie®, Aaron®, IDS™ and ICON™) to distributors worldwide. The Company also leverages its expertise through original equipment manufacturing (OEM) agreements with other medical device manufacturers. For further information about the Company’s current and new products, please refer to the Investor Relations section of Bovie Medical Corporation’s website www.boviemed.com.

Cautionary Statement on Forward-Looking Statements

Certain matters discussed in this release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this release can be found in the Company’s filing with the Securities and Exchange Commission including the Company’s Report on Form 10-K for the year ended December 31, 2015 and subsequent 10-Q filings. For forward-looking statements in this release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Relations:

MBS Value Partners

Lynn Morgen/ Jane Searle

212 750 5800

investor.relations@boviemed.com